CONFIDENTIAL

DRAFT

Project Spike

Preliminary Discussion Materials for the Special Committee of the Board of Directors

February 2007

Jefferies

Table of Contents

Executive Summary

Introduction

- Jefferies is pleased to have the opportunity to present our preliminary thoughts regarding preliminary valuation to the Special Committee of the Board of Directors
- In these materials, we will review:
  - Spike's business model and positioning
  - The Company's strengths and areas of potential risk
  - Jefferies' preliminary valuation analysis
  - Shamrock's proposed offer relative to our preliminary valuation analysis

Situation Overview

Strengths

- The Company is the clear leader in the professional volleyball industry in the United States, with high barriers to entry and strong recent financial performance
- Spike's tour events and television broadcasts reach a target demographic that is highly desirable to advertisers (18-34 year olds with above average education and income levels)
- The Company's business model offers national sponsors an opportunity to launch a fully-integrated advertising campaign
  - National exposure through television broadcasts
  - Signage and one-to-one marketing opportunities at the individual tour events
- Strong recent track record of signing and renewing multi-year sponsorship agreements with blue chip advertisers
- Increasing momentum leading to increasing sponsor interest, additional tour events and possibility of new, exhibition-style arena events

Situation Overview

Risks

- Spike's business model is sensitive to a handful of key factors:
  - Distribution:
    - TV agreements that guarantee a sizeable national and cable television audience
    - Number of local events
  - Revenues:
    - National sponsorship revenue
    - Potentially, local revenue share
  - Expenses
    - Airtime and TV production expense
    - Prize money
    - Local event costs

- Adverse changes in any of these factors can severely disrupt the business, as was demonstrated when Spike filed Chapter 11 bankruptcy in 1998

- **Sponsorships:**
  - Currently, Spike's business model is entirely dependent on national sponsorships
  - While the Company has successfully reduced sponsor concentration, its title sponsor still accounts for approximately 17% of 2007E revenue
  - Several key sponsorship agreements lapse in 2008, and the majority of the Company's existing national sponsorship revenue will have to be renewed or replaced after 2008

Situation Overview

Risks (continued)

- **Television distribution agreements:**
  - Lynchpin for signing and retaining national sponsorships
  - Any increase in airtime costs or loss of television distribution will severely impact the Company's financial performance and the ability to attract and retain national sponsors
  - The Company's cable television production and distribution arrangement is under review, and Spike may have to incur significant cable production costs starting in 2007
- **Local events and promotion:**
  - Local promotion has not been a historical strength for Spike, with most events losing money
  - New model emphasizes local promoters, who bear many of the marketing and other event costs and will share profits (if any) 50/50 with Spike
  - Significant uncertainty regarding expected local revenue to Spike
  - If local promoters are unable to recoup the event costs and generate acceptable cash flow, Spike may have trouble retaining promoters and maintaining events
- **Player personnel:**
  - Retaining current players, recruiting future players and developing marquee talent is critical to the ongoing operations of the Company
  - Spike's contracts with the players expire on December 31, 2008, creating the possibility for labor action (unionization) or a material change in contract terms
  - While player prize money is contractually increasing every year through 2008, the negotiations with the players may include significant incremental prize money increases

Company Overview

Company Overview

Historical and Projected Financial Performance – Aggressive Case

($Millions)

Fiscal Year Ending December 31,	2005 Actual	2006 Actual	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Revenue						
National Sponsorship Fees	$ 12.2	$ 16.7	$ 22.4	$ 27.2	$ 31.9	$ 34.9
Activation Fees	0.6	0.6	0.9	1.1	0.0	0.0
Total Local Revenue	2.1	3.2	3.7	5.5	5.2	4.9
Other Revenue Streams:						
Indoor Showcase and Other Exhibition Events	-	-	0.2	0.3	0.4	0.4
International Television Licensing, Sponsorship and Mechandising	0.0	0.1	0.2	0.2	0.0	0.3
Trademark Licensing	0.4	0.6	0.8	0.9	1.2	1.4
Entertainment Licensing	-	-	-	-	-	-
Grass Roots Marketing	0.1	0.2	0.2	0.2	0.2	0.2
Personal Property Lease Revenue	-	0.0	-	-	-	-
	0.6	1.0	1.3	1.5	1.7	2.3
Total Revenue	$ 15.6	$ 21.4	$ 28.3	$ 35.3	$ 38.8	$ 42.1
Total Direct Costs	11.8	14.8	17.1	18.7	19.2	20.2
Total Overhead Costs	13.2	7.0	8.3	10.4	12.2	12.9
Total Expenses	25.0	21.8	25.4	29.1	31.4	33.1
EBITDA and Extra Ordinary Items	$ (9.4)	$ (0.4)	$ 3.0	$ 6.2	$ 7.4	$ 9.0
Interest Expense	0.2	0.0	-	-	-	-
Amortization	0.0	0.0	0.0	0.0	0.1	0.1
Depreciation	0.3	0.2	0.3	0.3	0.2	0.2
Interest Income	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Derivative Financial Instrument Gain	-	(0.1)	-	-	-	-
Income Tax Expense (Net of NOL Carryforward) [2]	-	-	-	-	0.5	3.9
Net Income (Loss)	$ (9.8)	$ (0.4)	$ 2.8	$ 6.1	$ 6.8	$ 5.0

Source: Management projections
Note: Assumes available NOL offsets income tax expense.

Jefferies

Company Overview

Historical and Projected Financial Performance – Base Case

($Millions)

Fiscal Year Ending December 31,	2006 Draft	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Revenue					
National Sponsorship Fees	$ 16.7	$ 21.5	$ 23.5	$ 25.5	$ 28.7
Activation Fees	0.6	0.9	1.1	0.0	0.0
Total Local Revenue	3.2	3.7	5.5	5.5	5.8
Other Revenue Streams:					
Indoor Showcase and Other Exhibition Events	-	0.2	0.3	0.4	0.4
International Television Licensing, Sponsorship and Mechandising	0.1	0.2	0.2	0.3	0.3
Trademark Licensing	0.6	0.6	0.8	1.1	1.3
Grass Roots Marketing	0.2	0.2	0.2	0.2	0.2
Personal Property Lease Revenue	0.0	-	-	-	-
	1.0	1.1	1.5	1.9	2.2
Total Revenue	$ 21.4	$ 27.3	$ 31.6	$ 32.9	$ 36.7
Total Direct Costs	14.8	17.6	19.2	20.1	21.5
Total Overhead Costs	7.0	8.3	11.4	12.2	13.0
Total Expenses	21.8	25.9	30.6	32.3	34.4
EBITDA and Extra Ordinary Items	$ (0.4)	$ 1.4	$ 1.0	$ 0.6	$ 2.3
Interest Expense	$ 0.0	$ -	$ -	$ -	$ -
Amortization	0.0	0.0	0.0	0.1	0.1
Depreciation	0.2	0.3	0.3	0.2	0.2
Interest Income	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Derivative Financial Instrument Gain	(0.1)	-	0.0	0.0	0.0
Income Tax Expense (Net of NOL Carryforward)	-	-	0.0	0.0	0.0
Net Income (Loss)	$ (0.4)	$ 1.2	$ 0.9	$ 0.4	$ 2.1

Source: Management projections
Note: Assumes available NOL offsets income tax expense.

Jefferies

Company Overview

Balance Sheet as of December 31, 2006

($Millions)

	As of December 31, 2006
Assets	
Current Assets	
Cash and Cash Equivalents	$ 5.0
Accounts Receivable	2.6
Prepaid Expenses	0.2
Other Current Assets	0.3
Total Current Assets	8.2
Property and Equipment, net	0.3
Other Assets	0.0
Total Assets	$ 8.5
Liabilities and Stockholders' Equity	
Current Liabilities	
Notes Payable	$ -
Accounts Payable	0.5
Accrued Expenses	1.0
Deferred Revenue	1.1
Total Current Liabilities	2.6
Non-Current Liabilities	0.2
Total Liabilities	2.8
Stockholders' Equity	
Preferred Stock	
Series A Convertible Preferred Stock	-
Series B Convertible Preferred Stock	0.0
Common Stock	0.0
Additional Paid-in Capital	39.1
Accumulated Deficit	(33.4)
Total Stockholders' Equity	5.7
Total Liabilities and Stockholders' Equity	$ 8.5

Source: Draft balance sheet from management.

Company Overview

Historical Equity Performance

Equity Holders

Institution	Ownership (%)
Amtrust Financial	17.9%
Diker Management	13.7%
Leonard Armato	9.1%
Anschutz Entertainment	0.6%
Special K Investments	0.4%

January 2005 – Present: Equity Performance


Volume (in thousands)
Price
800,000
700,000
600,000
500,000
400,000
300,000
200,000
100,000
0
$5
$4
$3
$2
$1
$0
Jan-05
Apr-05
Jul-05
Oct-05
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Volume
Price

Key Events

1. Mar. 7, 2005: Company plans expansion of business model, creating more events and revenue generating opportunities
2. May. 10, 2005: Spike and Nature Valley Granola Bars Agree to a Two-Year Sponsorship
3. Jul. 7, 2005: Roger L. Werner Joins Spike's Board of Directors
4. Aug. 1, 2005: Spike and Gatorade announce multi-year renewal of sponsorship agreement
5. Dec. 19, 2005: Elects Jack Kemp to Its Board of Directors
6. Jan. 26, 2006: Announces 2006 schedule; - Spike Tour grows to 16 events, adding new cities with record prize money at stake
7. Apr. 17, 2006: Spike signs title sponsorship deal with CROCS
8. Dec. 14, 2006: Announces new addition to 2007 Tour schedule; 2007 Tour expands to include Charleston, SC

Financial Events

1. Feb. 28, 2005, Spike Pro Beach Volleyball Tour, Inc. ("Spike"), a wholly owned subsidiary of Spike, Inc. (formerly known as Othnet, Inc.) announced that it has completed its merger with Spike, Inc. Concurrent with the closing of the transaction, it completed a $5.0 million equity private placement.
2. Apr. 12, 2005: Company announces 2004 year end results
3. May 25, 2005: Company announces Q1 2005 results
4. Aug. 15, 2005: Company announces Q2 2005 results
5. Mar. 3, 2006: Announces 2005 full year results
6. May 15, 2006: Announces 2006 Q1 results
7. Jun. 14, 2006: Completes $3m second round financing
8. Aug. 15, 2006: Announces 2006 Q2 financial results
9. Nov. 14, 2006: Reports Record 2006 Q3 financial results

Source: Company website, Company filings, Factset Consulting Systems.

Spike One Year Stock Performance

February 16, 2006 to February 16, 2007

AVPI Stock Price Performance	
As of 2-16-2007	$1.43
30-Day Average	$1.36
90-Day Average	$1.00
120-Day Average	$0.93
1-Year Average	$0.92
52-week High	$1.75
52-week Low	$0.55


$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
$1.75
$1.10
$0.92
$0.55
Feb-06 Mar-06 Apr-06 May-06 Jun-06 Jul-06 Aug-06 Sep-06 Oct-06 Nov-06 Dec-06 Jan-07 Feb-07

Key
1-Year Average:
52-Week High:
52-Week Low:
Shamrock Bid:

Source: FactSet

Jefferies

Company Relative Stock Performance

LTM Indexed Stock Performance Relative to Peer Group and Relevant Index

As of February 16, 2007:
Spike – 19.2%
Peer Group – (29.8)%
S&P Small Cap – 10.7%
S&P 500 – 12.9%
Nasdaq – 8.8%


50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
Feb-06
Mar-06
Apr-06
May-06
Jun-06
Jul-06
Aug-06
Sep-06
Oct-06
Nov-06
Dec-06
Jan-07
Feb-07
AVP
Peer Group (1)
SP Small
SP500
Nasdaq

Source: FactSet.
(1) Includes GEE and WPTE.

Company LTM Trading Volume Analysis

Weighted Avg. Price/Share:
$0.95

Total Shares Traded:
3,551,782 shares

Average Daily Volume:
14,094 shares

Percentage of Shares Traded


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
7.2%
7.2%
32.0%
39.2%
34.8%
74.0%
15.3%
89.3%
8.1%
97.4%
2.6%
100.0%
$0.50 - $0.70
$0.70 - $0.90
$0.90 - $1.10
$1.10 - $1.30
$1.30 - $1.50
$1.50+
Percentage of Shares Traded in Range
Cumulative Percent of Shares Traded

	$0.50 - $0.70	$0.70 - $0.90	$0.90 - $1.10	$1.10 - $1.30	$1.30 - $1.50	$1.50+
Shares Traded (000's)	**256,653**	**1,137,851**	**1,236,561**	**543,751**	**286,363**	**90,603**

Source: FactSet.
Note: LTM is Latest Twelve Months as of February 16, 2007.

Preliminary Valuation Analysis

Preliminary Valuation Summary

Methodologies

- Jefferies' approach to valuing the Company utilizes several complementary methodologies, including:
  - **Comparable public company analysis**, which values a target company by reference to publicly-traded companies with similar products, similar operating and financial characteristics and servicing similar markets
  - **Discounted cash flow ("DCF") analysis**, which values a company as the sum of its unlevered (before financing costs) free cash flows over a forecast period and the company's terminal or residual value at the end of the forecast period
  - **Leveraged Buyout ("LBO") analysis,** which values a company based on the maximum indebtedness the company could sustain and adding an equity investment such that expected returns on equity over a typical holding period fall within an acceptable range
  - **Premia paid analysis**, a method of valuing a target business by analyzing the premia paid in selected M&A transactions
- Jefferies did not attribute any particular weight to any analysis, methodology or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor; accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein

Preliminary Valuation Analysis

Methodologies (continued)

- Determining the appropriate valuation for Spike is challenging, and our analysis should be read with a number of factors in mind
  - The Company's business model is not shared by any other publicly traded company
  - While we have considered the trading and operating characteristics of a number of publicly traded companies involved in sports and public event marketing and licensing, the unique nature of the Company's main assets lessens the relevancy of comparable public company analysis
- We considered, but did not utilize a **precedent transactions analysis**, a method of valuing a business relative to recent M&A transactions involving similar businesses, given the unique nature of the Company's main assets
  - Given the Company's unique business model and the lack of comparable precedent M&A transactions, we have instead reviewed the premia paid in a number of M&A transactions of companies of a similar size market capitalization across various industries

Preliminary Valuation Summary

Total Enterprise Value for Spike – Aggressive and Base Cases
($Millions)

Methodology	Implied Share Price	Relevant Metrics

Left empty on purpose – to be refined

Preliminary Valuation Analysis

Comparable Company Analysis

Public Company Comparables

Global Entertainment

WPT World Poker Tour

- We have reviewed a number of publicly-traded companies to assess the operating results and trading multiples of companies with certain similarities to Spike
- Given the unique nature of Spike's main business, no public company is directly comparable, but publicly-traded comparable company analysis provides an estimate of value by applying multiples of comparable publicly traded companies to the operating results of the business
  - Comparable companies exist with similar operations as measured by certain parameters, including some or all of:
    - Size
    - Product and / or service
    - Growth profile
    - Risk profile
    - Margins and profitability
    - Market capitalization and leverage
    - Customer base
    - Geographic operations
    - Business model
    - Availability of applicable pro forma data
  - The most commonly used valuation metric is a multiple of forward EBITDA, but our small sample of comparable companies either has negative EBITDA, or lacks forward estimates
  - Given the scarcity of comparable companies, we have also reviewed the trading multiples of a number of micro-cap companies in the media, leisure and communications sector

Preliminary Valuation Analysis

Comparable Company Analysis

($Millions, except per share amounts)

Company	Revenue LTM	Revenue 2006E	Revenue 2007E	Revenue 2008E	2006 - 2007 % Growth	EBITDA LTM	EBITDA 2006E	EBITDA 2007E	EBITDA 2008E	% EBITDA Margin LTM	% EBITDA Margin 2006E	% EBITDA Margin 2007E	% EBITDA Margin 2008E	2006 - 2007 % Growth
Global Entertainment Corp.	$ 22.6	NA	NA	NA	NA	$ (1.5)	NA	NA	NA	NM	NA	NA	NA	NA
WPT Enterprises Inc.	28.6	29.0	28.0	28.7	(3.4%)	(0.5)	-	(2.0)	0.0	NM	0.0%	NM	0.2%	NM
Spike - Base Case	**22.6**	**21.4**	**27.3**	**31.6**	**27.5%**	**1.0**	**(0.4)**	**1.4**	**1.0**	**4.5%**	**NM**	**5.1%**	**3.2%**	**NM**
Spike - Aggressive Case	**22.6**	**21.4**	**28.3**	**35.3**	**32.3%**	**1.0**	**(0.4)**	**3.0**	**6.2**	**4.5%**	**NM**	**10.4%**	**17.6%**	**NM**

Company	Ticker	Current Price as of 2/16/2007	Market Cap.	Total Debt	Total Enterprise Value	TEV / Revenue LTM	TEV / Revenue 2006E	TEV / Revenue 2007E	TEV / Revenue 2008E	TEV / EBITDA LTM	TEV / EBITDA 2006E	TEV / EBITDA 2007E	TEV / EBITDA 2008E
Global Entertainment Corp.	GEE	$ 5.15	$ 33.5	-	$ 24.2	1.1x	NA	NA	NA	NM	NA	NA	NA
WPT Enterprises Inc.	WPTE	4.21	85.8	-	44.5	1.6x	1.5x	1.6x	1.6x	NM	NM	NM	NA
					Mean	1.3x	1.5x	1.6x	1.6x	NM	NM	NM	NM
					Median	1.3x	1.5x	1.6x	1.6x	NM	NM	NM	NM
Spike - Base Case			**28.2**	**-**	**29.8**	**1.3x**	**1.4x**	**1.1x**	**0.9x**	**29.2x**	**NM**	**21.3x**	**29.8x**
Spike - Aggressive Case			**28.2**	**0.2**	**29.8**	**1.3x**	**1.4x**	**1.1x**	**0.8x**	**29.2x**	**NM**	**10.1x**	**4.8x**

Source: Most recent company filings. First Call Estimates. Spike numbers per management projections.

Jefferies

CONFIDENTIAL

DRAFT

Preliminary Valuation Analysis

Comparable Company Analysis – Micro Cap Media and Communications Companies

($Millions, except per share amounts)

Company Name	Industry	Total Enterprise Value	Market Cap	LTM EBITDA	LTM Revenue	TEV / LTM Revenue	TEV / LTM EBITDA	LTM EBITDA Margin %
Access Worldwide Communications Inc. (OTCBB:AWWC)	Media	23.9	15.8	1.3	45.4	0.5x	18.8x	2.8%
ACT Teleconferencing Inc. (OTCBB:ACTT)	Media, Telecommunication Services	25.9	2.0	4.3	51.7	0.5x	6.0x	8.3%
Adams Golf Inc. (OTCBB:ADGO)	Leisure Equipment and Products	35.6	47.3	1.9	72.6	0.5x	18.9x	2.6%
Anacomp Inc. (OTCPK:ANCP.A)	Leisure Equipment and Products	32.4	30.5	3.7	151.6	0.2x	8.7x	2.5%
ARTISTdirect Inc. (OTCBB:ARTD)	Media, Movies and Entertainment	57.1	23.2	8.4	23.3	2.5x	6.8x	36.1%
AZCAR Technologies Inc. (TSX:AZZ)	Telecommunication Services	10.6	9.5	0.8	53.3	0.2x	13.2x	1.5%
BrandPartners Group Inc. (OTCBB:BPTR)	Media	12.6	3.9	0.9	50.6	0.2x	13.5x	1.8%
Broadview Institute, Inc. (OTCBB:BVII)	Media, Movies and Entertainment	15.8	15.8	0.4	9.8	1.6x	35.3x	4.6%
CoActive Marketing Group Inc. (NasdaqSC:CMKG)	Media	14.4	14.2	1.6	105.9	0.1x	8.9x	1.5%
CPAC Inc. (NasdaqNM:CPAK)	Leisure Equipment and Products	45.1	42.3	5.8	93.0	0.5x	7.7x	6.3%
DAC Technologies Group International Inc. (OTCBB:DAAT)	Leisure Equipment and Products	14.4	14.2	2.5	15.0	1.0x	5.8x	16.5%
Datascension Inc. (OTCBB:DSEN)	Media, Telecommunication Services	13.3	10.3	1.0	13.7	1.0x	13.0x	7.4%
Delta Three, Inc. (NasdaqSC:DDDC)	Telecommunication Services	39.8	43.2	2.0	38.3	1.0x	19.5x	5.3%
EMAK Worldwide Inc. (NasdaqNM:EMAK)	Leisure Equipment and Products, Media	54.8	33.1	1.6	184.1	0.3x	33.4x	0.9%
Financial Media Group, Inc. (OTCBB:FNGP)	Media	37.9	40.6	2.6	6.9	5.5x	14.6x	37.4%
Franklin Electronic Publishers Inc. (AMEX:FEP)	Media	15.5	19.6	1.8	52.1	0.3x	8.4x	3.5%
Guideline, Inc. (OTCBB:GDLN)	Media	31.7	28.5	4.0	46.2	0.7x	8.0x	8.6%
Ikonics Corp. (NasdaqSC:IKNX)	Leisure Equipment and Products	13.3	17.3	1.6	14.6	0.9x	8.1x	11.2%
iLinc Communications, Inc. (AMEX:ILC)	Telecommunication Services	28.7	22.7	3.8	14.3	2.0x	7.6x	26.3%
Nature Vision Inc. (NasdaqSC:NRVN)	Leisure Equipment and Products	17.4	12.0	0.4	23.8	0.7x	39.6x	1.8%
Pac-West Telecomm Inc. (OTCPK:PACW)	Telecommunication Services	34.6	3.3	8.5	91.4	0.4x	4.1x	9.3%
Point.360 (NasdaqNM:PTSX)	Media, Movies and Entertainment	39.7	32.3	7.0	64.0	0.6x	5.7x	10.9%
QRS Music Technologies Inc. (OTCBB:QRSM)	Leisure Equipment and Products, Media	11.4	10.6	0.3	17.4	0.7x	40.7x	1.6%
Servotronics Inc. (AMEX:SVT)	Leisure Equipment and Products	21.4	19.5	2.4	23.5	0.9x	8.9x	10.2%
Singing Machine Co. Inc. (AMEX:SMD)	Leisure Equipment and Products, Media	23.1	25.5	0.6	26.3	0.9x	35.7x	2.5%
Soyo Group Inc. (OTCBB:SOYO)	Telecommunication Services	21.1	20.6	3.6	48.9	0.4x	5.9x	7.4%
Trans-Lux Corp. (AMEX:TLX)	Media, Movies and Entertainment	$61.0	$11.1	$10.1	$54.7	1.1x	6.0x	18.5%
Value Management & Research AG (DB:VMR)	Media	49.2	43.9	11.4	15.8	3.1x	4.3x	72.2%
Wireless Matrix Corp. (TSX:WRX)	Telecommunication Services	43.6	46.9	1.1	24.5	1.8x	39.6x	4.5%
XETA Technologies Inc. (NasdaqNM:XETA)	Telecommunication Services	37.0	32.4	2.3	60.0	0.6x	16.2x	3.8%
	Mean	$29.4	$23.1	$3.3	$49.8	1.0x	15.4x	11.2%
	Median	27.3	20.1	2.2	45.8	0.7x	8.9x	5.8%
	High	61.0	47.3	11.4	184.1	5.5x	40.7x	72.2%
	Low	10.6	2.0	0.3	6.9	0.1x	4.1x	0.9%

Source: CapitalIQ. Companies selected using the following criteria: Market Capitalizations of less than $50.0 million, positive EBITDA, Total Enterprise Value of less than $70.0 million and industry classifications of leisure equipment and products, media, movies and entertainment and telecommunications services.

Jefferies

CONFIDENTIAL

DRAFT

Preliminary Valuation Analysis

Discounted Cash Flow Analysis – Aggressive Case (Perpetual Growth)

($Millions, except per share data)

	2007E	2008P	2009P	2010P
Revenue	$ 28.3	$ 35.3	$ 40.3	$ 43.5
Revenue Growth	32.3%	24.7%	14.2%	7.8%
EBITDA	$ 3.0	$ 6.2	$ 8.3	$ 9.7
EBITDA Growth	NM	110.2%	34.0%	16.6%
EBITDA Margin	10.4%	17.6%	20.6%	22.3%
EBIT	$ 2.7	$ 5.9	$ 8.0	$ 9.4
Taxes	-	-	(0.5)	(3.9)
Tax Rate	40.0%	40.0%	40.0%	40.0%
EBIAT	$ 2.7	$ 5.9	$ 7.5	$ 5.5
Plus:				
Depreciation & Amortization	0.3	0.3	0.3	0.3
Less:				
Capital Expenditures	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.2)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 2.4	$ 5.8	$ 7.3	$ 5.5
Unlevered Free Cash Flow Margin	8.5%	16.3%	18.0%	12.6%
Discounted Cash Flow	$ 2.0	$ 3.9	$ 4.0	$ 2.5

Assumptions	
WACC	21.7%
Perpetual Growth Rate	3.0%

		% of TEV
Unlevered FCF in 2011	$ 5.7	
Perpetual Growth Rate	3.0%	
Terminal Value	$ 30.2	
Implied Terminal Value Exit EBITDA Multiple	3.1x	
Present Value of Terminal Value	$ 11.3	47.7%
Present Value of Free Cash Flow	12.4	52.3%
Total Enterprise Value	$ 23.7	100.0%
Implied Equity Value	28.8	
Implied Share Price	$1.04	

Implied 2010 EBITDA Exit Multiple

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	3.3x	3.4x	3.5x	3.6x	3.7x
20.7%	3.1x	3.2x	3.3x	3.4x	3.5x
21.7%	2.9x	3.0x	3.1x	3.2x	3.3x
22.7%	2.8x	2.9x	3.0x	3.0x	3.1x
23.7%	2.7x	2.7x	2.8x	2.9x	3.0x

Total Enterprise Value

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$25.8	$26.3	$26.7	$27.2	$27.7
20.7%	$24.4	$24.7	$25.1	$25.6	$26.0
21.7%	$23.1	$23.4	$23.7	$24.1	$24.5
22.7%	$21.9	$22.2	$22.5	$22.8	$23.1
23.7%	$20.8	$21.1	$21.3	$21.6	$21.9

Total Equity Value

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$30.9	$31.3	$31.8	$32.3	$32.8
20.7%	$29.4	$29.8	$30.2	$30.6	$31.1
21.7%	$28.1	$28.4	$28.8	$29.1	$29.5
22.7%	$26.9	$27.2	$27.5	$27.8	$28.2
23.7%	$25.9	$26.1	$26.4	$26.7	$26.9

Implied Share Price (1)

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$1.11	$1.13	$1.14	$1.16	$1.18
20.7%	$1.06	$1.07	$1.09	$1.10	$1.12
21.7%	$1.01	$1.02	$1.04	$1.05	$1.06
22.7%	$0.97	$0.98	$0.99	$1.00	$1.01
23.7%	$0.93	$0.94	$0.95	$0.96	$0.97

(1) Implied share price calculated off of fully-diluted share count using the Treasury Method at a current stock price of $1.43 (2/16/07).

Jefferies

Preliminary Valuation Analysis

Discounted Cash Flow Analysis – Aggressive Case (Revenue Multiple)

($Millions, except per share data)

	2007E	2008P	2009P	2010P
Revenue	$ 28.3	$ 35.3	$ 40.3	$ 43.5
Revenue Growth	*32.3%*	*24.7%*	*14.2%*	*7.8%*
EBITDA	$ 3.0	$ 6.2	$ 8.3	$ 9.7
EBITDA Growth	*NM*	*110.2%*	*34.0%*	*16.6%*
EBITDA Margin	*10.4%*	*17.6%*	*20.6%*	*22.3%*
EBIT	$ 2.7	$ 5.9	$ 8.0	$ 9.4
Taxes	-	-	(0.5)	(3.9)
Tax Rate	*40.0%*	*40.0%*	*40.0%*	*40.0%*
EBIAT	$ 2.7	$ 5.9	$ 7.5	$ 5.5
Plus:				
Depreciation & Amortization	0.3	0.3	0.3	0.3
Less:				
Capital Expenditures	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.2)	(0.1)	(0.1)
Unlevered Free Cash Flow	$ 2.4	$ 5.8	$ 7.3	$ 5.5
Unlevered Free Cash Flow Margin	*8.5%*	*16.3%*	*18.0%*	*12.6%*
Discounted Cash Flow	$ 2.0	$ 3.9	$ 4.0	$ 2.5

Assumptions	
WACC	21.7%
Terminal Revenue Multiple	1.0x

		% of TEV
Revenue in 2010	$ 43.5	
Terminal Value	43.5	
Present Value of Terminal Value	$ 16.3	*56.8%*
Present Value of Free Cash Flow	12.4	*43.2%*
Total Enterprise Value	$ 28.7	*100.0%*
Less: Net Debt	(5.0)	
Implied Equity Value	33.7	
Implied Share Price	$1.21	

Total Enterprise Value

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$25.3	$28.0	$30.7	$33.3	$36.0
20.7%	$24.6	$27.1	$29.7	$32.2	$34.7
21.7%	$23.8	$26.3	$28.7	$31.1	$33.6
22.7%	$23.1	$25.4	$27.8	$30.1	$32.5
23.7%	$22.4	$24.7	$26.9	$29.2	$31.4

Total Equity Value

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$30.4	$33.0	$35.7	$38.3	$41.0
20.7%	$29.6	$32.1	$34.7	$37.2	$39.8
21.7%	$28.9	$31.3	$33.7	$36.2	$38.6
22.7%	$28.1	$30.5	$32.8	$35.2	$37.5
23.7%	$27.5	$29.7	$32.0	$34.2	$36.5

Implied Share Price (1)

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$1.09	$1.19	$1.29	$1.38	$1.48
20.7%	$1.07	$1.16	$1.25	$1.34	$1.43
21.7%	$1.04	$1.13	$1.21	$1.30	$1.39
22.7%	$1.01	$1.10	$1.18	$1.27	$1.35
23.7%	$0.99	$1.07	$1.15	$1.23	$1.31

(1) Implied share price calculated off of fully-diluted share count using the Treasury Method at a current stock price of $1.43 (2/16/07).

CONFIDENTIAL

DRAFT

Preliminary Valuation Analysis

Discounted Cash Flow Analysis – Base Case (Perpetual Growth)

($ in Millions, except per share data)

	2007E	2008P	2009P	2010P
Revenue	$ 27.3	$ 31.6	$ 32.9	$ 36.7
Revenue Growth	*27.3%*	*16.0%*	*4.1%*	*11.6%*
EBITDA	$ 1.4	$ 1.0	$ 0.6	$ 2.3
EBITDA Growth	*NM*	*-25.6%*	*-44.7%*	*302.4%*
EBITDA Margin	*5.1%*	*3.2%*	*1.7%*	*6.2%*
EBIT	$ 1.1	$ 0.7	$ 0.2	$ 2.0
Taxes	-	-	0.0	0.0
Tax Rate	*40.0%*	*40.0%*	*40.0%*	*40.0%*
EBIAT	$ 1.1	$ 0.7	$ 0.2	$ 2.0
Plus:				
Depreciation & Amortization	0.3	0.3	0.3	0.3
Less:				
Capital Expenditures	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.1)	(0.0)	(0.1)
Unlevered Free Cash Flow	$ 0.9	$ 0.7	$ 0.1	$ 1.9
Unlevered Free Cash Flow Margin	*3.2%*	*2.1%*	*0.4%*	*5.3%*
Discounted Cash Flow	$ 0.7	$ 0.4	$ 0.1	$ 0.9

Assumptions	
WACC	21.7%
Perpetual Growth Rate	3.0%

		% of TEV
Unlevered FCF in 2011	$ 2.0	
Perpetual Growth Rate	3.0%	
Terminal Value	$ 10.6	
Implied Terminal Value Exit EBITDA Multiple	4.7x	
Present Value of Terminal Value	$ 4.0	*65.4%*
Present Value of Free Cash Flow	2.1	*34.6%*
Total Enterprise Value	$ 6.1	*100.0%*
Implied Equity Value	11.1	
Implied Share Price	$0.40	

Implied 2010 EBITDA Exit Multiple

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	4.9x	5.0x	5.2x	5.4x	5.6x
20.7%	4.6x	4.8x	4.9x	5.1x	5.3x
21.7%	4.4x	4.5x	4.7x	4.8x	5.0x
22.7%	4.2x	4.3x	4.4x	4.6x	4.7x
23.7%	4.0x	4.1x	4.2x	4.3x	4.5x

Total Enterprise Value

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$6.7	$6.9	$7.0	$7.2	$7.4
20.7%	$6.3	$6.4	$6.5	$6.7	$6.8
21.7%	$5.8	$6.0	$6.1	$6.2	$6.3
22.7%	$5.5	$5.6	$5.7	$5.8	$5.9
23.7%	$5.1	$5.2	$5.3	$5.4	$5.5

Total Equity Value

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$11.8	$11.9	$12.1	$12.2	$12.4
20.7%	$11.3	$11.4	$11.6	$11.7	$11.9
21.7%	$10.9	$11.0	$11.1	$11.3	$11.4
22.7%	$10.5	$10.6	$10.7	$10.8	$11.0
23.7%	$10.2	$10.3	$10.4	$10.5	$10.6

Implied Share Price (1)

WACC	Perpetual Growth Rate % 2.0%	2.5%	3.0%	3.5%	4.0%
19.7%	$0.42	$0.43	$0.43	$0.44	$0.45
20.7%	$0.41	$0.41	$0.42	$0.42	$0.43
21.7%	$0.39	$0.40	$0.40	$0.41	$0.41
22.7%	$0.38	$0.38	$0.39	$0.39	$0.39
23.7%	$0.37	$0.37	$0.37	$0.38	$0.38

(1) Implied share price calculated off of fully-diluted share count using the Treasury Method at a current stock price of $1.43 (2/16/07).

Preliminary Valuation Analysis

Discounted Cash Flow Analysis – Base Case (Revenue Multiple)

($Millions, except per share data)

	2007E	2008P	2009P	2010P
Revenue	$ 27.3	$ 31.6	$ 32.9	$ 36.7
Revenue Growth	*27.3%*	*16.0%*	*4.1%*	*11.6%*
EBITDA	$ 1.4	$ 1.0	$ 0.6	$ 2.3
EBITDA Growth	*NM*	*-25.8%*	*-44.7%*	*302.4%*
EBITDA Margin	*5.1%*	*3.2%*	*1.7%*	*6.2%*
EBIT	$ 1.1	$ 0.7	$ 0.2	$ 2.0
Taxes	-	-	0.0	0.0
Tax Rate	*40.0%*	*40.0%*	*40.0%*	*40.0%*
EBIAT	$ 1.1	$ 0.7	$ 0.2	$ 2.0
Plus:				
Depreciation & Amortization	0.3	0.3	0.3	0.3
Less:				
Capital Expenditures	$ (0.4)	$ (0.3)	$ (0.4)	$ (0.3)
Δ in WC	(0.2)	(0.1)	(0.0)	(0.1)
Unlevered Free Cash Flow	**$ 0.9**	**$ 0.7**	**$ 0.1**	**$ 1.9**
Unlevered Free Cash Flow Margin	*3.2%*	*2.1%*	*0.4%*	*5.3%*
Discounted Cash Flow	**$ 0.7**	**$ 0.4**	**$ 0.1**	**$ 0.9**

Assumptions	
WACC	21.7%
Terminal Revenue Multiple	1.0x

		% of TEV
Revenue in 2010	$ 36.7	
Terminal Value	36.7	
Present Value of Terminal Value	$ 13.8	*86.7%*
Present Value of Free Cash Flow	2.1	*13.3%*
Total Enterprise Value	**$ 15.9**	*100.0%*
Less: Net Debt	(5.0)	
Implied Equity Value	**20.9**	
Implied Share Price	**$0.75**	

Total Enterprise Value

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$12.7	$14.9	$17.1	$19.4	$21.6
20.7%	$12.2	$14.3	$16.5	$18.6	$20.8
21.7%	$11.7	$13.8	$15.9	$17.9	$20.0
22.7%	$11.3	$13.3	$15.3	$17.2	$19.2
23.7%	$10.9	$12.8	$14.7	$16.6	$18.5

Total Equity Value

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$17.7	$19.9	$22.2	$24.4	$26.7
20.7%	$17.2	$19.4	$21.5	$23.7	$25.8
21.7%	$16.8	$18.8	$20.9	$23.0	$25.0
22.7%	$16.3	$18.3	$20.3	$22.3	$24.3
23.7%	$15.9	$17.8	$19.7	$21.6	$23.5

Implied Share Price (1)

WACC	Terminal Year Revenue Multiple 0.70x	0.85x	1.00x	1.15x	1.30x
19.7%	$0.64	$0.72	$0.80	$0.88	$0.96
20.7%	$0.62	$0.70	$0.77	$0.85	$0.93
21.7%	$0.60	$0.68	$0.75	$0.83	$0.90
22.7%	$0.59	$0.66	$0.73	$0.80	$0.87
23.7%	$0.57	$0.64	$0.71	$0.78	$0.85

(1) Implied share price calculated off of fully-diluted share count using the Treasury Method at a current stock price of $1.43 (2/16/07).

Jefferies

Preliminary Valuation Analysis

Leveraged Buyout Analysis – Aggressive Case

($Millions, except per share data)

Assumed 2010 EBITDA Exit Multiple		4.0x			5.0x			6.0x	
2010 Projected EBITDA		$9.7			$9.7			$9.7	
Implied 2010 Enterprise Value		38.8			48.5			58.2	
2010 Projected Cash [(1)]		24.0			24.0			24.0	
2010 Projected Debt		5.0			5.0			5.0	
Implied 2011 Equity Value		**$57.8**			**$67.5**			**$77.2**	
Required Return	20.0%	25.0%	30.0%	20.0%	25.0%	30.0%	20.0%	25.0%	30.0%
Implied Maximum Equity Contribution	$23.2	$18.9	$15.6	$27.1	$22.1	$18.2	$31.0	$25.3	$20.8
Maximum Transaction Debt	5.0	5.0	5.0	5.0	5.0	5.0	5.0	5.0	5.0
Implied Maximum Transaction Enterprise Value	**$28.2**	**$23.9**	**$20.6**	**$32.1**	**$27.1**	**$23.2**	**$36.0**	**$30.3**	**$25.8**
TEV / FY2007E EBITDA	*9.6x*	*8.1x*	*7.0x*	*10.9x*	*9.2x*	*7.8x*	*12.2x*	*10.3x*	*8.7x*
TEV / FY2008E EBITDA	*4.5x*	*3.9x*	*3.3x*	*5.2x*	*4.4x*	*3.7x*	*5.8x*	*4.9x*	*4.2x*
Plus: Cash	5.0	5.0	5.0	5.0	5.0	5.0	5.0	5.0	5.0
Less: Debt, Fees & Expenses	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)	(5.0)
Implied Maximum Transaction Equity Value	**$28.3**	**$24.0**	**$20.6**	**$32.2**	**$27.2**	**$23.2**	**$36.1**	**$30.3**	**$25.8**
Implied Maximum Share Price	**$1.02**	**$0.86**	**$0.74**	**$1.16**	**$0.98**	**$0.83**	**$1.30**	**$1.09**	**$0.93**

IRR Analysis

Exit Multiple	2010
4.0x	22.6%
4.5x	25.1%
5.0x	27.5%
5.5x	29.7%
6.0x	31.8%

Acquisition Multiples

Enterprise Value as a Multiple of [(2)]:	Statistic	Multiple
2007E EBITDA	$3.0	10.3x
2008E EBITDA	$6.2	4.9x

Leverage Assumptions

Total Debt / 2007E EBITDA	1.7x

Interest Assumptions

Debt Financing	10.0%

(1) Projected cash calculated using beginning $5m cash balance plus accrued free cash flows less interest expense in 2007 – 2010.
(2) Assumes a purchase price at $1.10 per share. $5.0 million of NewCo debt load at closing.

Jefferies

CONFIDENTIAL

DRAFT

Preliminary Valuation Analysis

Leveraged Buyout Analysis – Aggressive Case

($Millions, except per share data)

Common Equity IRR based on % of EBITDA Plan Achieved and Exit Year Multiple

Percent of Exit Year EBITDA Plan	Exit Year Multiple 4.0x	4.5x	5.0x	5.5x	6.0x
90.0%	20.5%	22.9%	25.1%	27.3%	29.3%
95.0%	21.6%	24.0%	26.3%	28.5%	30.6%
100.0%	22.6%	25.1%	27.5%	29.7%	31.8%
105.0%	23.7%	26.2%	28.6%	30.9%	33.1%
110.0%	24.7%	27.3%	29.7%	32.1%	34.3%
115.0%	25.6%	28.3%	30.8%	33.2%	35.4%

Common Equity IRR based on Price Price per Share and Debt Load at Closing

Purchase Price per Share	Debt Load at Closing $3.0	$4.0	$5.0	$6.0	$7.0
$0.80	38.3%	39.5%	40.7%	42.1%	43.6%
$0.90	33.7%	34.6%	35.6%	36.6%	37.7%
$1.00	29.8%	30.5%	31.2%	32.0%	32.9%
$1.10	**26.4%**	**26.9%**	**27.5%**	**28.1%**	**28.7%**
$1.20	23.4%	23.8%	24.2%	24.7%	25.2%
$1.30	20.7%	21.0%	21.4%	21.7%	22.1%

Common Equity IRR based on Price Price per Share and Exit Multiple (1)

Purchase Price per Share	Exit Multiple 4.0x	4.5x	5.0x	5.5x	6.0x
$0.80	35.4%	38.1%	40.7%	43.2%	45.5%
$0.90	30.4%	33.0%	35.6%	37.9%	40.2%
$1.00	26.2%	28.8%	31.2%	33.5%	35.7%
$1.10	**22.6%**	**25.1%**	**27.5%**	**29.7%**	**31.8%**
$1.20	19.5%	22.0%	24.2%	26.4%	28.5%
$1.30	16.8%	19.1%	21.4%	23.5%	25.5%

(1) Assumes $5 million of debt at closing.

Preliminary Valuation Analysis

Premia Paid Analysis

- Recent transactions in (excluding financial services transactions) (1)

All Transactions Acquiring Equity Interest of 100%

2004 - 2006: 201 Transactions between $0 - $50m
100% stake acquired. Excludes financial services transactions.

	Premium / (Discount)		
	1 Day	1 Week	4 Weeks
High	301.9%	333.0%	450.5%
Mean	43.5%	48.7%	53.5%
Median	30.4%	34.3%	38.3%
Low	(86.7%)	(6.3%)	(40.0%)

Company Implied Price Per Share Valuation

Implied Price Per Share Valuation
2004 - 2006: 201 Transactions between $0 - $50m

	Premium / (Discount)		
	1 Day	1 Week	4 Weeks
Share Price	$1.43	$1.44	$1.35
High (1)	33.4%	37.3%	41.3%
Low (1)	27.4%	31.3%	35.3%
Implied Value per Share			
High	$1.91	$1.97	$1.91
Low	$1.82	$1.88	$1.83
Implied Transaction Premium per Share			
Offer Price at $1.10 / share			
High	(42.3%)	(44.2%)	(42.3%)
Low	(39.6%)	(41.6%)	(39.8%)

Source: Securities Data Corporation and public filings.
(1) Transactions from 2004 – 2006. 201 Transactions between $0 – $50 million and 290 transactions between $0 – $100 million.
(2) Based on +/- 3.0% from the median.

Preliminary Valuation Support Materials

Comparable Company Descriptions

Company Name	Company Description
Global Entertainment	■ Global Entertainment Corporation, through its subsidiaries, operates as an integrated event and entertainment company focused on small to mid size communities. It engages in sports management, multipurpose events center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing in the United States. The company operates and manages the Central Hockey League, a minor professional hockey league that consists of 16 teams located in midmarket communities in the central and southwestern regions of the United States, as well as licenses independently owned hockey teams, which participate in the league. It develops and manages multipurpose entertainment facilities in mid market communities, as well as promotes, markets, and sells various services related to multipurpose entertainment facilities, such as facility naming rights, luxury suite sales, club seat license sales, facility sponsorship agreements, and ticket operations contracts. In addition, Global Entertainment licenses Cragar branded automotive products that include certain lines of wheels, related accessories, and automotive aftermarkets. It also provides ticketing solutions for various entertainment venues, theatres, concert halls, and other facilities and event coordinators. The company was founded as Global II, Inc. in 1998.
WPT World Poker Tour	■ WPT Enterprises, Inc. engages in the development, production, and marketing of televised programming based on gaming themes worldwide. It offers World Poker Tour, a television show based on a series of poker tournaments. The company licenses its products to companies in poker equipment and instruction, apparel, publishing, electronic and wireless entertainment, DVD/home entertainment, casino games, and giftware businesses. WPT Enterprises also sells consumer and home entertainment products featuring its World Poker Tour brand. In addition, it sells corporate sponsorships that include elements of on-air visibility, online visibility, corporate live event sponsorship, promotional sponsorships, and corporate hospitality events. The company, through the agreement with WagerWorks, Inc., offers WPTonline.com, an online poker room and an online casino with various slots and table games. WPT Enterprises was founded by Steven Lipscomb in 2002.

CONFIDENTIAL

DRAFT

Preliminary Valuation Support Materials

Detailed Financial Projections Model – Aggressive Case

($Millions)

Fiscal Year Ending December 31,	2005 Actual	2006 Actual	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Revenue						
National Sponsorship Fees	$ 12.2	$ 16.7	$ 22.4	$ 27.2	$ 31.9	$ 34.9
Activation Fees	0.6	0.6	0.9	1.1	0.0	0.0
Total Local Revenue	2.1	3.2	3.7	5.5	5.2	4.9
Other Revenue Streams:						
Sanctioning Fees	0	0	0	0	0	0
Indoor Showcase and Other Exhibition Events	-	-	0.2	0.3	0.4	0.4
Outdoor Showcase Events	-	-	-	-	-	-
International Events	-	-	-	-	-	-
Domestic Television Licensing	-	-	-	-	-	-
International Television Licensing, Sponsorship and Mechandising	0.0	0.1	0.2	0.2	0.0	0.3
Trademark Licensing	0.4	0.6	0.8	0.9	1.2	1.4
Entertainment Licensing	-	-	-	-	-	-
Site Fees and State Grants	0.1	-	-	-	-	-
Grass Roots Marketing	0.1	0.2	0.2	0.2	0.2	0.2
Radio Ad Sales	-	-	-	-	-	-
AEG Event (FIVB-Carson) Additional Revenue	-	-	-	-	-	-
Personal Property Lease Revenue	-	0.0	-	-	-	-
	0.6	1.0	1.3	1.5	1.7	2.3
Total Revenue	$ 15.6	$ 21.4	$ 28.3	$ 35.3	$ 38.8	$ 42.1

Source: Company management

Jefferies

Preliminary Valuation Support Materials

Detailed Financial Projections Model – Aggressive Case

($Millions)

Fiscal Year Ending December 31,	2005 Actual	2006 Actual	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Direct Costs						
Prize Money	3.0	3.6	4.1	4.5	6.0	7.0
Event Costs	5.3	6.7	7.2	7.7	7.5	7.3
Additional Event Marketing Costs	-	-	-	-	-	-
Activation Costs	0.2	0.2	0.5	0.6	0.0	0.0
Media Buys	2.6	3.2	3.2	3.4	3.6	3.7
Media Production	0.6	0.8	1.7	2.0	2.0	2.0
Commission on Revenue	0.1	0.4	0.6	0.6	0.2	0.1
Commissions on Sponsorship Sales	0	0	0	0	0	0
Commissions on TV Sales	0	0	0	0	0	0
AEG Profit Sharing and Interest Expense	0	0	0	0	0	0
Total Direct Costs	11.8	14.8	17.1	18.7	19.2	20.2
Overhead						
Executive	1.5	1.9	2.1	2.7	3.3	3.4
Administrative/Overhead	1.5	1.2	1.4	1.6	1.7	1.8
Warrant Expense (1)	5.6	0.3	0.4	0.2	0.2	0.2
Compliance Expense	1.5	0.7	0.7	0.7	0.7	0.7
Additional Financing Costs	-	-	-	-	-	-
Sponsorship and Sales Department	0.4	0.7	1.1	2.3	2.4	2.5
Advertising/Public Relations	1.6	2.1	1.8	2.1	2.8	3.0
Additional Marketing Costs	-	-	-	-	-	-
Licensing, Merchandising, and Entertainment	0.2	-	-	-	-	-
Operations	0.7	0.2	0.8	0.9	1.2	1.3
Total Overhead Costs	13.2	7.0	8.3	10.4	12.2	12.9
Total Expenses	25.0	21.8	25.4	29.1	31.4	33.1
EBITDA and Extra Ordinary Items	$ (9.4)	$ (0.4)	$ 3.0	$ 6.2	$ 7.4	$ 9.0
Interest Expense	0.2	0.0	-	-	-	-
Amortization	0.0	0.0	0.0	0.0	0.1	0.1
Depreciation	0.3	0.2	0.3	0.3	0.2	0.2
Interest Income	(0.1)	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Derivative Financial Instrument Gain	-	(0.1)	-	-	-	-
Income Tax Expense (Net of NOL Carryforward) (2)	-	-	-	-	0.5	3.9
Net Income (Loss)	$ (9.8)	$ (0.4)	$ 2.8	$ 6.1	$ 6.8	$ 5.0

(1) Does not include any accerlation of warrant expense if Shamrock deal goes through. Assumes no option and/or warrant grants in 2008 forward. Crocs warrants assumes Black-Scholes valuation of $0.77.

(2) Assumes available NOL offsets income tax expense.

Jefferies

Preliminary Valuation Support Materials

Detailed Financial Projections Model – Base Case

($Millions)

Fiscal Year Ending December 31,	2006 Draft	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Revenue					
National Sponsorship Fees	$ 16.7	$ 21.5	$ 23.5	$ 25.5	$ 28.7
Activation Fees	0.6	0.9	1.1	0.0	0.0
Local Revenue:					
Local Sponsorship	0.7	1.3	2.2	2.2	2.5
Promoter Fee / Profit Share	1.2	0.6	1.2	1.3	1.6
Suites	0.2	0.5	0.6	0.6	0.5
Ticket Sales	0.6	0.9	1.0	0.9	0.7
Concessions	0.1	0.1	0.1	0.1	0.1
Merchandising	0.1	0.1	0.2	0.2	0.3
Registration Fees	0.2	0.2	0.2	0.2	0.2
Total Local Revenue	3.2	3.7	5.5	5.5	5.8
Other Revenue Streams:					
Indoor Showcase and Other Exhibition Events	-	0.2	0.3	0.4	0.4
International Television Licensing, Sponsorship and Mechandising	0.1	0.2	0.2	0.3	0.3
Trademark Licensing	0.6	0.6	0.8	1.1	1.3
Grass Roots Marketing	0.2	0.2	0.2	0.2	0.2
Personal Property Lease Revenue	0.0	-	-	-	-
	1.0	1.1	1.5	1.9	2.2
Total Revenue	**$ 21.4**	**$ 27.3**	**$ 31.6**	**$ 32.9**	**$ 36.7**

Source: Company management

CONFIDENTIAL

DRAFT

Preliminary Valuation Support Materials

Detailed Financial Projections Model – Base Case

($Millions)

Fiscal Year Ending December 31,	2006 Draft	2007 Budget	2008 Projection	2009 Projection	2010 Projection
Direct Costs					
Prize Money	$ 3.6	$ 4.1	$ 4.5	$ 6.0	$ 7.0
Event Costs	6.7	7.7	8.2	8.4	8.6
Additional Event Marketing Costs	-	-	-	-	-
Activation Costs	0.2	0.5	0.6	0.0	0.0
Media Buys	3.2	3.2	3.4	3.6	3.7
Media Production	0.8	1.7	2.0	2.0	2.0
Commission on Revenue	0.4	0.6	0.6	0.2	0.2
Commissions on Sponsorship Sales	-	-	-	-	-
Commissions on TV Sales	-	-	-	-	-
AEG Profit Sharing and Interest Expense	-	-	-	-	-
Total Direct Costs	14.8	17.6	19.2	20.1	21.5
Overhead					
Executive	1.9	2.1	3.1	3.3	3.5
Administrative/Overhead	1.2	1.4	1.6	1.7	1.8
Warrant Expense (1)	0.3	0.4	0.2	0.2	0.2
Compliance Expense	0.7	0.7	0.7	0.7	0.7
Additional Financing Costs	-	-	-	-	-
Sponsorship and Sales Department	0.7	1.1	2.3	2.4	2.5
Advertising/Public Relations	2.1	1.8	2.6	2.8	3.0
Additional Marketing Costs	-	-	-	-	-
Licensing, Merchandising, and Entertainment	-	-	-	-	-
Operations	0.2	0.8	0.9	1.2	1.3
Total Overhead Costs	7.0	8.3	11.4	12.2	13.0
Total Expenses	21.8	25.9	30.6	32.3	34.4
EBITDA and Extra Ordinary Items	$ (0.4)	$ 1.4	$ 1.0	$ 0.6	$ 2.3
Interest Expense	$ 0.0	$ -	$ -	$ -	$ -
Amortization	0.0	0.0	0.0	0.1	0.1
Depreciation	0.2	0.3	0.3	0.2	0.2
Interest Income	(0.1)	(0.2)	(0.2)	(0.2)	(0.2)
Derivative Financial Instrument Gain	(0.1)	-	0.0	0.0	0.0
Income Tax Expense (Net of NOL Carryforward)	-	-	0.0	0.0	0.0
Net Income (Loss)	$ (0.4)	$ 1.2	$ 0.9	$ 0.4	$ 2.1

(1) Does not include any accerlation of warrant expense if Shamrock deal goes through. Assumes no option and/or warrant grants in 2008 forward. Crocs warrants assumes Black-Scholes valuation of $0.77.

(2) Assumes available NOL offsets income tax expense.

Jefferies

CONFIDENTIAL

DRAFT

Preliminary Valuation Support Materials

Weighted Average Cost of Capital Analysis

Inputs	Symbol	Value
Risk Free Rate[3]	Rf	4.8%
Market Risk Premium[4]	Rm	7.1%
Micro-Cap Risk Premium[5]	Rp	9.8%
Unlevered Beta of Public Comparables	Ba	1.04
Tax Rate[2]	t	35.0%
Weight of Total Equity at a Steady State	We	100.0%
Weight of Net Debt at a Steady State	Wd	0.0%
Levered Equity Beta at a Steady State	Be	1.04
= Be = [1 + (1-t)*(Wd/We)]*Ba		
Costs of Equity:		
Levered Equity Beta	Be	1.04
Multiply: Market Risk Premium	Rm	7.1%
Industry Risk Premium		7.4%
Plus: Micro-Cap Risk Premium	Rp	9.8%
Plus: Risk Free Interest Rate	Rf	4.8%
Cost of Equity (Rf+Rp+(Be*Rm))	Ke	22.0%
Pre-Tax Market Yield of Debt[6]		10.0%
Multiply: (1 - Tax Rate)	t	65.0%
Cost of Debt (Kd*(1-t))	Kd	6.5%
<u>Calculation WACC:</u>		
WACC ((Ke*We)+(Kd*Wd))		**22.0%**

		Beta				
			Calculation of Unlevered Beta			
Selected Comparables	Equity Market Cap.	Levered Beta[1]	Debt %	Equity %	Tax Rate[2]	Unlevered Beta
Global Entertainment Corp.	34.5	0.90	0.0%	100.0%	35.0%	0.62
WPT Enterprises Inc.	80.5	1.94	0.0%	100.0%	35.0%	1.46
Median		1.42	0.0%	100.0%	35.0%	1.04

AVP WACC Calculation (Standalone)	
AVP Beta	1.628
Re = cost of equity	21.8%
Rd = cost of debt	10.0%
E = market value of the firm's equity	33.4
D = market value of the firm's debt	0.2
<u>V = E + D</u>	
E/V = percentage of financing that is equity	99.5%
D/V = percentage of financing that is debt	0.5%
Tc = corporate tax rate	35.0%
WACC	**21.7%**

(1) Source: Barra Beta Book. Long-term Horizon 2007.
(2) Assumed 35% corporate tax rate.
(3) Represents 10-year U.S. Treasury Bond rate as of February 15, 2007.
(4) Source: Ibbotson Associates, Inc. 2005. Long-horizon expected risk premium (historical): large company stock total returns minus long-term government bond income returns.
(5) Source: Ibbotson's Associates, Inc. Long-Term Returns in Excess of CAPM Estimation for Decile Portfolios of the NYSE / AMEX / NASDAQ. Represents 10(b) Decile.
(6) Assumes cost of debt equals pro forma blended interest expense for transaction.

Jefferies